AMENDMENT AGREEMENT NO. 9

         This AMENDMENT AGREEMENT NO. 9 is made as of June 25, 2001 by and among Liberty-Stein Roe Funds Investment Trust (formerly, Stein Roe Investment Trust) (the "Investment Trust"), a Massachusetts business trust, Liberty-Stein Roe Funds Municipal Trust (formerly, Stein Roe Municipal Trust) (the "Municipal Trust"), a Massachusetts business trust, SR&F Base Trust (the "Base Trust"), a common law trust under the laws of the Commonwealth of Massachusetts, Stein Roe Floating Rate Limited Liability Company ("Floating Rate LLC"), a Delaware limited liability company, State Street Bank and Trust Company, Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), and Credit Lyonnais New York Branch (collectively, the "Banks"), and State Street Bank and Trust Company, as agent for itself and each of the other Banks (the "Agent").

         WHEREAS, the Investment Trust, the Municipal Trust, the Base Trust, the Stein Roe Income Trust, the Banks, Fleet National Bank and the Agent entered into an Amended and Restated Credit Agreement, dated as of September 8, 1995 and amended and restated as of May 30, 1997, as amended (such agreement, as so amended, the "Credit Agreement"); and

         WHEREAS, pursuant to that certain Instrument of Adherence to the Credit Agreement, dated as of May 8, 1998, the Stein Roe Income Trust was removed as a party to the Credit Agreement and the other Loan Documents and certain series of the SR&F Base Trust were added as Series for all purposes of the Credit Agreement and each of the other Loan Documents; and

         WHEREAS, pursuant to Amendment Agreement No. 6 to the Credit Agreement, dated as of July 16, 1999, the Stein Roe Asia Pacific Fund and the Stein Roe Small Company Growth Fund, each a series of the Investment Trust, were added as Series for all purposes of the Credit Agreement and each of the other Loan Documents and the Floating Rate LLC was added as a Stein Roe Entity for all purposes of the Credit Agreement and the other Loan Documents; and

         WHEREAS, pursuant to Amendment Agreement No. 8 to the Credit Agreement, dated as of January 26, 2001, certain series of the SR&F Base Trust were removed as Series under the Credit Agreement; and

     WHEREAS, Fleet National Bank (formerly known as BankBoston, N.A.) has elected not to extend its Commitment beyond the Termination Date currently in effect; and

         WHEREAS, parties hereto wish to amend the Credit Agreement to extend the Termination Date thereof and to make certain other changes;

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     ss.1.  DEFINITIONS.   Capitalized  terms  which  are  used  herein  without
definition and which are defined   in the Credit Agreement shall have
the same meanings herein as in the Credit Agreement.

     ss.2. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:


         (a) Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the definition of Borrower(s) in its entirety, and substituting therefor the following:

                  "Borrower(s)" means with respect to each Stein Roe Entity whose assets are not divided into series or portfolios, that Stein Roe Entity, and with respect to each Stein Roe Entity whose assets are divided into series or portfolios, such Stein Roe Entity on behalf of a particular Series of such Stein Roe Entity listed on Schedule 2 attached hereto.

         (b) Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the definitions of Borrowing Base and Borrowing Base Report.

         (c) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of Maximum Amount where it appears therein in its entirety, and substituting therefor the following:

                  "Maximum Amount" means, with respect to a Borrower, the maximum amount such Borrower is permitted to borrow under the lowest borrowing limitation imposed by the following:

                  (a) applicable laws and regulations, including the Investment Company Act,

                  (b) the provisions of Section 5.07 and Section 5.11 hereof,

                  (c) the limitations on borrowings adopted by such Borrower in its Prospectus, Statement of Additional Information, Registration Statement or elsewhere, and

                  (d) any agreements with federal, sate, local or foreign governmental authorities or regulators,

         in each case as in effect from time to time.

         (d) Section 1.01 of the Credit Agreement is hereby further amended by deleting the date "June 25, 2001" where it appears in the definition of Termination Date and substituting therefor "June 24, 2002".

         (e) Section 2.01(a) of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety, and substituting therefor the following:

                  (i) the aggregate principal amount of all Loans outstanding to such Borrower (other than the Floating Rate LLC) (after giving effect to all amounts requested) shall not exceed at any time the Maximum Amount for such Borrower;

         (f) Section 2.01(a) of the Credit Agreement is hereby further amended by deleting the period after clause (iii) thereof and substituting therefor "; and", and adding the following new clause (iv) after clause (iii) thereof:

                  (iv) each Loan shall mature and be due and payable as set forth in Section 2.06. In no event shall Loans be borrowed, repaid and reborrowed hereunder such that they are outstanding for more than sixty
         (60) consecutive Business Days.

         (g) Section 2.01(b) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety, and substituting therefor the following:

                  (ii) the aggregate principal amount of all Loans outstanding to such Borrower (other than the Floating Rate LLC) (after giving effect to all amounts requested) does not exceed at any time the Maximum Amount for such Borrower;

         (h) Section 2.12(c) of the Credit Agreement is hereby amended by deleting from clause (i) thereof and from clause (y) thereof the phrase "the lesser of the Borrowing Base for such Borrower or".

         (i) Section 3.02 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety, and substituting therefor the following:

                  (b) receipt by the Agent of a valuation report for the Borrower requesting the Loan, dated the Business Day prior to the proposed Borrowing date;

         (j) Section 3.02 of the Credit Agreement is hereby further amended by deleting from clause (c)(i)(y) thereof the phrase "the lesser of the Borrowing Base or".

         (k) Section 5.01 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety, and substituting therefor the following:

                  (c) as soon as available and in any event not later than 12:00 noon (Boston time) of the first Business Day of each week that any Loan is outstanding to it (and also upon the request of any Bank, not later than 12:00 noon (Boston time) each Business Day), a report in the form of Exhibit G attached hereto setting forth the value of its portfolio securities and its Net Asset Value and net asset value per share as of the close of business of the immediately preceding week (or shorter period);

         (l) Section 5.11 of the Credit Agreement is hereby amended by deleting such section in its entirety, and substituting therefor the following:

                  SECTION 5.11. RATIO OF LIABILITIES TO ASSETS. (a) No Borrower (other than the Floating Rate LLC) will permit, at any time, the sum of its Total Liabilities plus, without duplication, the aggregate amount of its Debt, to exceed 33-1/3% of its Total Assets.

                  (b) The Floating Rate LLC will not permit, at any time, the sum of its Total Liabilities plus, without duplication, the aggregate amount of its Debt, to exceed 15% of its Total Assets.

         (m) Section 9.05 of the Credit Agreement is hereby amended by deleting such section in its entirety, and substituting therefor the following:

                           SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision
                  of this Agreement or the Notes or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) increase or decrease the Commitment of any Bank (except as provided in Section 9.06(c)), or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Loan or any fees to the Banks hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (e) change Section 5.11, or (f) permit any Borrower to change the investment objective or any fundamental policy of that Borrower.

         (n) The Banks and the Borrowers hereby agree that the Uncommitted Line is hereby cancelled as of the date hereof. Accordingly (i) each Uncommitted Loan outstanding on the date hereof is due and payable in full on the date hereof (together with accrued interest thereon), and (ii) the Credit Agreement is hereby amended by deleting therefrom Section 2.02 and all references to Uncommitted Loans and to the Uncommitted Line.

         (o) The Banks and the Borrowers hereby also agree that as of the date hereof all Loans shall be made on an unsecured basis. Accordingly, the Credit Agreement is hereby amended to delete therefrom all references to Collateral, Collateral Notices and Security Documents and the Banks and the Agent shall take all steps reasonably necessary to release the security and liens granted pursuant to the Security Documents.

         (p)      Exhibit A to the Credit Agreement is hereby deleted.
                  ------- -

         (q) Schedule 1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety, and substituting therefor the Schedule 1 attached hereto.

         (r) Schedule 2 to the Credit Agreement is hereby amended by deleting such schedule in its entirety, and substituting therefor the Schedule 2 attached hereto.

       ss.3.      REPRESENTATIONS AND WARRANTIES.  Each of the Stein Roe
Entities severally represents and warrants as to itself as follows:

         (a) Representations and Warranties in Credit Agreement. Its representations and warranties contained in the Credit Agreement, as amended hereby, and in each of the other Loan Documents is true and correct as of the date hereof as to itself and, if applicable, each of its Series, with the same effect as if set forth herein, unless stated to specifically relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

         (b) No Default. No Default or Event of Default has occurred and is continuing.


         (c) Authority, Etc. Its execution and delivery of this Amendment and its performance of this Amendment, the Credit Agreement and each of the other Loan Documents as amended hereby (as so amended, collectively, the "Amended Loan Documents") and each of the transactions contemplated hereby (i) are within its powers, (ii) have been duly authorized by all necessary action, (iii) require no authorization or action in respect of, or filing with, any governmental body, agency or official or any of its shareholders or creditors or, if applicable, any of its Series, that has not already been obtained, (iv) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it or any of its Series is subject or any judgment, order, writ, injunction, license or permit applicable to it or any of its Series, and (v) do not conflict with any provision of its declaration of trust or limited liability company agreement, as applicable, or by-laws, or any agreement or other instrument binding upon it or any of its Series, or its Prospectus, Statement of Additional Information or Registration Statement, as applicable, or any agreement or other instrument binding upon it or any of its Series.

         (d) Enforceability of Obligations. It has duly executed and delivered this Amendment and this Amendment and each of the Amended Loan Documents constitutes its valid and legally binding obligation, in each case enforceable against it in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally.

       ss.4.      EFFECTIVENESS.  This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent:

         (a) each of the parties hereto shall have executed and delivered this Amendment;

         (b) receipt by the Agent for the account of each of State Street and Credit Lyonnais New York Branch of a duly executed Note reflecting the increase in its Commitment Amount;

         (c) receipt by the Agent of a Form F.R. U-1 executed by the Borrowers for each of State Street and Credit Lyonnais New York Branch;

         (d) receipt by the Agent of a manually signed certificate from the Secretary of each of the Stein Roe Entities
                  (other than the Floating Rate LLC) in form and substance satisfactory to the Agent and dated the date hereof as to the incumbency of, and bearing manual specimen signatures of, the officers of such entity who are authorized to execute and take actions under the Loan Documents, and certifying and attaching copies of (i) its declaration of trust and by-laws with all amendments and designations (or certifying that there have been no changes to such documents since June 26,
                  2000), and (ii) resolutions of its board of trustees authorizing the transactions contemplated hereby;

         (e) receipt by the Agent of a manually signed certificate from the Secretary of the Floating Rate LLC in form and substance satisfactory to the Agent and dated the date hereof as to the incumbency of, and bearing manual specimen signatures of, the officers of the Floating Rate LLC who are authorized to execute and take actions under the Loan Documents, and certifying and attaching copies of (i) its limited liability company agreement and other organizational documents, in each case with all amendments thereto (or certifying that there have been no changes to such documents since June 26, 2000) and (ii) resolutions of its board of managers authorizing the transactions contemplated hereby;

         (f) receipt by the Agent of a short-form legal existence certificate, along with a good standing certificate, for each Stein Roe Entity (other than the Base Trust and the Floating Rate LLC) from the Secretary of State of the Commonwealth of Massachusetts, dated as of a recent date;

         (g) receipt by the Agent of a legal existence certificate, along with a good standing certificate, for the Floating Rate LLC from the Secretary of State of the State of Delaware, dated as of a recent date;

         (h) receipt by the Agent of an opinion of Bell, Boyd & Lloyd LLC, counsel to the Stein Roe Entities and their Series, in form and substance satisfactory to the Agent and the Banks;

         (i) receipt by the Agent of its agent's fee as agreed upon separately by the Borrowers and the Agent; and

         (j) receipt by the Agent of payment of all fees and expenses (including fees and disbursements of special counsel for the Agent) then due and payable.

         ss.5. ADDITIONAL COVENANT. Each Stein Roe Entity (other than the Base Trust and the Floating Rate LLC) hereby severally agrees that no later than July 9, 2001 it will deliver to the Agent a long-form legal existence certificate as to itself from the Secretary of State of the Commonwealth of Massachusetts, dated as of a recent date, and that if that Stein Roe Entity fails to deliver such long-form legal existence certificate on or before July 9, 2001, such failure shall constitute an Event of Default as to that Stein Roe Entity.

         ss.6. REAFFIRMATION OF THE BORROWERS. Each of the Borrowers ratifies and confirms in all respects all of its obligations to the Banks under the Credit Agreement, the Notes and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Banks the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby.

         ss.7. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         This Amendment shall constitute a Loan Document and shall also be deemed to be a part of and attached to each of the Notes.

         Each Stein Roe Entity (other than the Base Trust and the Floating Rate
LLC) is a Massachusetts business trust, and all persons dealing with such Person must look solely to its trust property for the enforcement of any claim against such Person as none of its the trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the trust. The Base Trust is a common law trust under the laws of the Commonwealth of Massachusetts and each holder of beneficial interests in a Series of the Base Trust is jointly and severally liable for all obligations of that Series of the Base Trust.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal by their respective authorized officers as of the date first above written.

                                            LIBERTY-STEIN ROE FUNDS INVESTMENT
                                               TRUST (formerly Stein Roe
                                               Investment Trust), on behalf of
                                               its series Stein Roe Capital
                                               Opportunities Fund, Stein Roe
                                               Midcap Growth Fund (formerly
                                               known as Stein Roe Growth
                                               Opportunities Fund), Stein Roe
                                               Large Company Focus Fund, Stein
                                               Roe Asia Pacific Fund and Stein
                                               Roe Small Company Growth Fund


                                            By:  /s/  J. Kevin Connaughton
                                               ---------------------------------
                                                Title: Treasurer

                                            LIBERTY-STEIN ROE FUNDS MUNICIPAL
                                               TRUST (formerly Stein Roe
                                               Municipal Trust), on behalf of
                                               its series Stein Roe Intermediate
                                               Municipals Fund and Stein Roe
                                               Managed Municipals Fund


                                            By:  /s/  J. Kevin Connaughton
                                               ---------------------------------
                                                 Title: Treasurer

                                            SR&F BASE TRUST, on behalf of its
                                               series SR&F Growth Stock
                                               Portfolio, SR&F Balanced
                                               Portfolio, SR&F International
                                               Portfolio, SR&F High Yield
                                               Portfolio, SR&F Growth Investor
                                               Portfolio, SR&F Income Portfolio,
                                               SR&F Intermediate Bond Portfolio,
                                               and SR&F High-Yield Municipals
                                               Portfolio


                                            By:  /s/  J. Kevin Connaughton
                                               ---------------------------------
                                                 Title: Treasurer

                                            STEIN ROE FLOATING RATE LIMITED
                                               LIABILITY COMPANY


                                            By:  /s/  J. Kevin Connaughton
                                               ---------------------------------
                                                 Title: Treasurer

                                            STATE STREET BANK AND TRUST COMPANY,
                                               individually and as Agent


                                            By: /s/  John Stankard
                                               ---------------------------------
                                                Title: Vice President

                                            BANK OF AMERICA, N.A. (formerly
                                               known as BANK OF AMERICA NATIONAL
                                               TRUST AND SAVINGS ASSOCIATION)


                                            By: /s/  Elizabeth W.F. Bishop
                                               ---------------------------------
                                                Title: Principal

                                            CREDIT LYONNAIS NEW YORK BRANCH


                                            By:  /s/  Sebastian Rocco
                                               ---------------------------------
                                               Title: Senior Vice President

                                                                  Schedule 1


LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST,
  ON BEHALF OF EACH OF ITS SERIES
Legal Department
Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, Illinois 60606-4685
Tel:  (312) 368-7731
Fax: (312) 368-7750


LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST,
  ON BEHALF OF EACH OF ITS SERIES
Legal Department
Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, Illinois 60606-4685
Tel:  (312) 368-7731
Fax: (312) 368-7750


SR&F BASE TRUST,
  ON BEHALF OF EACH OF ITS SERIES
Legal Department
Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, Illinois 60606-4685
Tel:  (312) 368-7731
Fax: (312) 368-7750


STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY
Legal Department
Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, Illinois  60606-4685
Tel:  (312) 368-7731
Fax:  (312) 368-7750

      BANKS                                                      COMMITMENT

STATE STREET BANK                                               $75,000,000
  AND TRUST COMPANY
Lending Office:
225 Franklin Street
Boston, Massachusetts  02110
Attn:  Mr. Charles Reid
Tel.:  (617) 985-4938
Fax:   (617) 985-4833


CREDIT LYONNAIS                                                 $75,000,000
  NEW YORK BRANCH
Lending Office:
1301 Avenue of the Americas
New York, New York 10019
Attention:  Rosemarie DiCanto, Vice President
Tel:  212 261-7407
Fax: 212 261-3438


BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION                                   $50,000,000
Lending Office:
231 South LaSalle Street
Chicago, Illinois  60697
Attention :  Ms. Elizabeth Bishop
Tel:  (312) 828-6550
Fax: (312) 987-0889

                                                                 Schedule 2


1.  Liberty-Stein Roe Funds Investment Trust
                         o Stein Roe Capital Opportunities Fund
                         o Stein Roe Midcap Growth Fund
                         o Stein Roe Large Company Focus Fund
                         o Stein Roe Asia Pacific Fund
                         o Stein Roe Small Company Growth Fund


2.  Liberty-Stein Roe Funds Municipal Trust
                         o   Stein Roe Intermediate Municipals Fund
                         o   Stein Roe Managed Municipals Fund

3.  SR&F Base Trust
                         o   SR&F Growth Stock Portfolio
                         o   SR&F Balanced Portfolio
                         o   SR&F International Portfolio
                         o   SR&F High Yield Portfolio
                         o   SR&F Growth Investor Portfolio
                         o   SR&F Income Portfolio
                         o   SR&F Intermediate Bond Portfolio
                         o   SR&F High-Yield Municipals Portfolio

4.  Stein Roe Floating Rate Limited Liability Company